EXHIBIT 10.1

AMENDMENT

NO. 2
TO
THIRD AMENDED AND RESTATED PRECIOUS METALS AGREEMENT

THIS AMENDMENT NO. 2 TO THIRD AMENDED AND RESTATED PRECIOUS METALS AGREEMENT (this “Amendment”) is made as of August 1, 2011, by and among THE BANK OF NOVA SCOTIA, a Canadian chartered bank (the “Metal Lender”); MATERION CORPORATION (f/k/a Brush Engineered Materials Inc.), an Ohio corporation (“BEM”); MATERION ADVANCED MATERIALS TECHNOLOGIES AND SERVICES INC. (f/k/a Williams Advanced Materials Inc.), a New York corporation (“WAM”); MATERION TECHNICAL MATERIALS INC. (f/k/a Technical Materials, Inc.), an Ohio corporation (“TMI”); MATERION BRUSH INC. (f/k/a Brush Wellman Inc.), an Ohio corporation (“BWI”); MATERION TECHNOLOGIES INC. (f/k/a Zentrix Technologies Inc.), an Arizona corporation (“ZTI”); MATERION BREWSTER LLC (f/k/a Williams Acquisition, LLC), a New York limited liability company d/b/a Pure Tech (“Pure Tech”); MATERION PRECISION OPTICS AND THIN FILM COATINGS CORPORATION (f/k/a Thin Film Technology, Inc.), a California corporation (“TFT”); MATERION LARGE AREA COATINGS LLC (f/k/a Techni-Met, LLC), a Delaware limited liability company (“TML”); MATERION ADVANCED MATERIALS TECHNOLOGIES AND SERVICES CORP. (f/k/a Academy Corporation), a New Mexico corporation (“AC”); MATERION ADVANCED MATERIALS TECHNOLOGIES AND SERVICES LLC (f/k/a Academy Gallup, LLC), a New Mexico limited liability company (“AG”); and such other Subsidiaries of BEM who may from time to time become parties by means of their execution and delivery with the Metal Lender of a Joinder Agreement under the Precious Metals Agreement (as defined below). BEM, WAM, TMI, BWI, ZTI, Pure Tech, TFT, TML, AC, AG and such Subsidiaries are herein sometimes referred to collectively as the “Customers” and each individually as a “Customer”.

WITNESSETH:

WHEREAS, the Metal Lender and the Customers are parties to a certain Third Amended and Restated Precious Metals Agreement, effective as of October 1, 2010, as amended by that certain Amendment No. 1, dated as of March 31, 2011 (as amended, the “Precious Metals Agreement”); and

WHEREAS, the parties hereto desire to amend certain provisions of the Precious Metals Agreement as hereinafter provided;

NOW, THEREFORE, for value received and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby amend the Precious Metals Agreement and agree, effective as of the date first written above, as follows:.

1. Amendments.

(a) The definition of “Gold Loan Limit” appearing in Section 1 of the Precious Metals Agreement is hereby amended and restated in its entirety to read as follows:

“Gold Loan Limit” means the lesser of (a) the value (as determined in accordance with Section 2.2 hereof) of 23,781 fine troy ounces of Gold, and (b) One Hundred Seventy-Five Million Dollars ($175,000,000), minus the Consignment Facility Indebtedness.

(b) The definition of “Lender Intercreditor Agreement” appearing in Section 1 of the Precious Metals Agreement is hereby amended and restated in its entirety to read as follows:

“Lender Intercreditor Agreement” means the Amended and Restated Intercreditor Agreement, dated as of December 28, 2007, by and between the Collateral Agent (on behalf of the Metal Lender and Approved Consignors) and the Agent (on behalf of the Lenders under the Senior Credit Agreement), as amended by (a) Amendment No. 1 to Amended and Restated Intercreditor Agreement, dated as of March 3, 2008, (b) Amendment No. 2 to Amended and Restated Intercreditor Agreement, dated as of October 2, 2009, (c) Amendment No. 3 to Amended and Restated Intercreditor Agreement, dated as of May 7, 2010, (d) Amendment No. 4 to Amended and Restated Intercreditor Agreement, dated as of September 28, 2010, and (e) Amendment No. 5 to Amended and Restated Intercreditor Agreement, dated as of March 4, 2011, and as may be further amended, restated or supplemented from time to time.

(c) The definition of “Material Indebtedness” appearing in Section 1 of the Precious Metals Agreement is hereby amended by deleting the text “$10,000,000” appearing therein and replacing it with “$20,000,000”.

(d) The definition of “Maturity Date” appearing in Section 1 of the Precious Metals Agreement is hereby amended and restated in its entirety to read as follows:

“Maturity Date” means September 30, 2013. Any obligations of the Customers under this Agreement which are not paid when due on or before the Maturity Date shall remain subject to the provisions of this Agreement until all Obligations are paid and performed in full.

(e) The definition of “Senior Credit Agreement” appearing in Section 1 of the Precious Metals Agreement is hereby amended and restated in its entirety to read as follows:

“Senior Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of July 13, 2011, among BEM, Materion Advanced Materials Technologies and Services Netherlands B.V., the other foreign Subsidiary borrowers party thereto from time to time, certain lenders party thereto from time to time, and JPMorgan Chase, N.A., as administrative agent, as may be amended, restated or supplemented, or refinanced or otherwise replaced from time to time. If the Senior Credit Agreement is hereafter amended, refinanced or otherwise replaced (including, without limitation, with an unsecured credit facility), the parties hereto shall negotiate in good faith to make appropriate modifications to this Agreement acceptable to the parties hereto, such that the applicable representations, warranties, agreements, covenants and Events of Default herein conform to their corresponding provisions of such amended, refinanced or replaced credit facility; provided, however, that the Metal Lender will not be required to make any such modifications to the extent they would affect the Applicable Margin or cause the Metal Lender to surrender, release or otherwise compromise its security interest in the Collateral.

(f) The last paragraph of Section 1 of the Precious Metals Agreement is hereby amended and restated in its entirety to read as follows:

To the extent not defined in this Section l, unless the context otherwise requires, accounting and financial terms used in this Agreement shall have the meanings attributed to them by GAAP (provided that, if BEM notifies the Metal Lender that BEM requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Metal Lender notifies BEM that it requests an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith), and all other terms contained in this Agreement shall have the meanings attributed to them by Article 9 of the Uniform Commercial Code in force in the State of New York, as of the date hereof to the extent the same are used or defined therein.

(g) Section 9.12 of the Precious Metals Agreement is hereby amended and restated in its entirety to read as follows:

9.12 Indebtedness.

The Customers will not, nor will they permit any other Customer to, create, incur or suffer to exist any Indebtedness, except:

(a) the Obligations;

(b) Indebtedness existing on the date hereof and set forth in Schedule 9.12 and extensions, renewals and replacements of any such Indebtedness with Indebtedness of a similar type that does not increase the outstanding principal amount thereof;

(c) Indebtedness of any Customer to any other Customer or to any Subsidiary of BEM;

(d) Guarantees by BEM of Indebtedness of any of its Subsidiaries and by any such Subsidiary of Indebtedness of BEM or any other such Subsidiary;

(e) Indebtedness of any Customer incurred to finance the acquisition, construction or improvement of any assets, including Capitalized Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that the aggregate principal amount of Indebtedness incurred in any Fiscal Year pursuant to this clause (e) shall not exceed $25,000,000;

(f) contingent obligations (i) by endorsement of instruments for deposit or collection in the ordinary course of business, (ii) consisting of the reimbursement obligations in respect of letter of credit obligations permitted by the Senior Credit Agreement, (iii) consisting of the guarantees of Indebtedness incurred for the benefit of any Subsidiary of BEM if the primary obligation is expressly permitted elsewhere in this Section 9.12, and (iv) under the Beryllium Contracts;

(g) Indebtedness arising under Swap Agreements and Precious Metal Hedging Transactions having a Net Marked-to-Market Exposure not exceeding $50,000,000, which amount shall include the Swap Agreements and Precious Metal Hedging Transactions in existence on the Effective Date;

(h) Indebtedness arising under this Agreement and all other Permitted Precious Metals Agreements in an aggregate principal amount not to exceed the Aggregate Secured Precious Metal Limit;

(i) Indebtedness arising under or permitted by the Senior Credit Agreement;

(j) unsecured Indebtedness of a Customer (including unsecured Subordinated Indebtedness to the extent subordinated to the Obligations on terms reasonably acceptable to the Metal Lender) in the form of publicly issued notes, to the extent not otherwise permitted under this Section 9.12, and any Indebtedness of a Customer constituting refinancings, renewals or replacements of any such Indebtedness; provided that (i) both immediately prior to and after giving effect (including giving effect on a pro forma basis) thereto, no Default or Event of Default shall exist or would result therefrom, (ii) such Indebtedness matures after, and does not require any scheduled amortization or other scheduled payments of principal prior to, the date that is 181 days after the Maturity Date (it being understood that any provision requiring an offer to purchase such Indebtedness as a result of change of control or asset sale shall not violate the foregoing restriction), (iii) such Indebtedness is not guaranteed by any Subsidiary of BEM that is not a Customer (which guarantees, if such Indebtedness is subordinated, shall be expressly subordinated to the Obligations on terms not less favorable to the Metal Lender than the subordination terms of such Subordinated Indebtedness), (iv) the covenants applicable to such Indebtedness are not more onerous or more restrictive in any material respect (taken as a whole) than the applicable covenants set forth in this Agreement and (v) both immediately prior to and after giving effect (including giving effect on a pro forma basis) thereto, the Customers would be in compliance with Section 9.17; and

(k) other unsecured Indebtedness in an amount not in excess of $100,000,000.

(h) Section 9.14 of the Precious Metals Agreement is hereby amended and restated in its entirety to read as follows:

9.14 Liens.

No Customer will create, incur, or suffer to exist any Lien in, of, or on any of the Collateral of such Customer, except the following (collectively, “Permitted Liens”):

(a) Liens created pursuant to any Precious Metals Document;

(b) Liens arising in connection with Permitted Precious Metals Agreements subject to the Metal Intercreditor Agreement to the extent required by Section 9.21;

(c) Liens arising in connection with the Senior Credit Agreement subject to the Lender Intercreditor Agreement;

(d) any Lien on any property or asset of any Customer existing on the date hereof and set forth in Schedule 9.14; provided that (i) such Lien shall not apply to any other property or asset of a Customer and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(e) any Lien existing on any property or asset prior to the acquisition thereof by any Customer or existing on any property or asset of any Person that becomes a Customer after the date hereof prior to the time such Person becomes a Customer; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Customer, as the case may be, (ii) such Lien shall not apply to any other property or assets of a Customer and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Customer, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(f) Liens on assets acquired, constructed or improved by any Customer; provided that (i) such security interests secure Indebtedness permitted by Section 9.12(e), (ii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such assets and (iii) such security interests shall not apply to any other property or assets of the Customer;

(g) Liens for taxes, fees, assessments, or other governmental charges or levies on the property of any Customer if such Liens (i) shall not at the time be delinquent or (ii) subject to the provisions of Section 9.5, do not secure obligations in excess of $15,000,000 and a stay of enforcement of such Lien is in effect;

(h) Liens imposed by law, such as carrier’s, warehousemen’s, and mechanic’s Liens and other similar Liens arising in the ordinary course of business which secure payment of obligations not more than ten days past due or which are being contested in good faith by appropriate proceedings diligently pursued and for which adequate reserves shall have been provided on the Customer’s books;

(i) statutory Liens in favor of landlords of real property leased by a Customer; provided that, the Customer is current with respect to payment of all rent and other material amounts due to such landlord under any lease of such real property;

(j) Liens arising out of pledges or deposits under worker’s compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation or to secure the performance of bids, tenders, or contracts (other than for the repayment of Indebtedness) or to secure indemnity, performance, or other similar bonds for the performance of bids, tenders, or contracts (other than for the repayment of Indebtedness) or to secure statutory obligations (other than liens arising under ERISA or Environmental Laws) or surety or appeal bonds, or to secure indemnity, performance, or other similar bonds;

(k) the equivalent of the types of Liens discussed in clauses (g) through (j) above, inclusive, in any jurisdiction in which the Customer is engaged in business or owns property or assets;

(l) Liens arising from judgments or orders under circumstances that do not constitute an Event of Default under Section 10.1(k);

(m) Liens in favor of or asserted by any Client in Client Metals under or in connection with any Client-Customer Arrangement; and

(n) other Liens not otherwise permitted above so long as the aggregate principal amount of the obligations subject to such Liens does not at any time exceed $20,000,000.

The Permitted Liens referred to in this Section 9.14, excluding those referred to in clauses (e), (g) and (n) above, are referred to in this Agreement as “Permitted Metal Liens”.

(i) Section 10.1(k) of the Precious Metals Agreements is hereby amended by deleting the text “$5,000,000” appearing therein and replacing it with “$20,000,000”.

(j) Schedule 1 to the Precious Metals Agreement is hereby amended and restated in its entirety to read as set forth in Annex I hereto.

2. Representations and Warranties. To induce the Metal Lender to enter into this Amendment, each Customer hereby represents and warrants to the Metal Lender that: (a) such Customer has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to fulfill its obligations hereunder and to consummate the transactions contemplated hereby; (b) the making and performance by such Customer of this Amendment do not and will not violate any law or regulation of the jurisdiction of its organization or any other law or regulation applicable to it; (c) this Amendment has been duly executed and delivered by such Customer and constitutes the legal, valid and binding obligation of such Customer, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and except as the same may be subject to general principles of equity; and (d) on and as of the date hereof, after giving effect to this Amendment, no Default or Event of Default exists under the Precious Metals Agreement.

3. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed in such State.

4. Integration. The Precious Metals Agreement, as amended hereby, together with the other Precious Metal Documents, is intended by the parties as the final, complete and exclusive statement of the transactions evidenced by the Precious Metals Agreement. All prior or contemporaneous promises, agreements and understandings, whether oral or written, are deemed to be superseded by the Precious Metals Agreement, as amended hereby, and no party is relying on any promise, agreement or understanding not set forth in the Precious Metals Agreement, as amended hereby. The Precious Metals Agreement, as amended hereby, may not be amended or modified except by a written instrument describing such amendment or modification executed by the Customers and the Metal Lender. The parties hereto agree that this Amendment shall in no manner affect or impair the liens and security interests evidenced or granted by the Precious Metals Agreement or in connection therewith.

5. Ratification. Except as amended hereby, the Precious Metals Agreement shall remain in full force and effect and is in all respects hereby ratified and affirmed.

6. Signatures. This Amendment may be executed by the parties hereto in several counterparts hereof and by the different parties hereto on separate counterparts hereof, each of which shall be an original and all of which shall together constitute one and the same agreement. Delivery of an executed signature page of this Amendment by electronic transmission shall be effective as an in hand delivery of an original executed counterpart hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned parties have caused this Amendment to be executed by their duly authorized officers as of the date first written above.

CUSTOMERS:
MATERION CORPORATION By:/s/ Michael C. Hasychak Michael C. Hasychak Vice President, Treasurer and Secretary	MATERION ADVANCED MATERIALS TECHNOLOGIES AND SERVICES INC. By: /s/ Michael C. Hasychak — Michael C. Hasychak Vice President, Treasurer and Secretary
MATERION TECHNICAL MATERIALS INC. By: /s/ Michael C. Hasychak	MATERION BRUSH INC. By: /s/ Michael C. Hasychak

Michael C. Hasychak Vice President, Treasurer and Secretary	Michael C. Hasychak Vice President, Treasurer and Secretary
MATERION TECHNOLOGIES INC. By: /s/ Michael C. Hasychak	MATERION BREWSTER LLC By:

Michael C. Hasychak Chief Financial Officer and Secretary	Michael C. Hasychak Treasurer
MATERION PRECISION OPTICS AND THIN FILM COATINGS CORPORATION By: /s/ Gary W. Schiavoni Gary W. Schiavoni Secretary	MATERION LARGE AREA COATINGS LLC By: /s/ Gary W. Schiavoni — Gary W. Schiavoni Asst. Secretary and Asst. Treasurer
MATERION ADVANCED MATERIALS TECHNOLOGIES AND SERVICES CORP. By: /s/ Richard W. Sager Richard W. Sager	MATERION ADVANCED MATERIALS TECHNOLOGIES AND SERVICES LLC By: /s/ Richard W. Sager

President	Richard W. Sager Manager
METAL LENDER:

THE BANK OF NOVA SCOTIA By:/s/ Bimaldas	By: /s/ Sangeeta Shah

Name: Bimaldas	Name: Sangeeta Shah

Title: Director	Title: Associate Director

ANNEX I
AMENDED AND RESTATED SCHEDULE 1 (APPROVED LOCATIONS)

SCHEDULE 1
APPROVED LOCATIONS

Approved Domestic Locations

Materion Advanced Materials Technologies and Services Inc. (f/k/a Williams Advanced Materials Inc.) 2978 Main Street Buffalo, New York 14214	Materion Technical Materials Inc. (f/k/a Technical Materials, Inc.) 5 Wellington Road Lincoln, Rhode Island 02865

Materion Advanced Materials Technologies and Services Inc. (f/k/a Williams Advanced Materials Inc.) 2080 Lockport Road Wheatfield, New York 14304	Materion Large Area Coatings LLC (f/k/a Techni-Met, LLC) 300 Lamberton Road Windsor, Connecticut 06095

Materion Brewster LLC (f/k/a Williams Acquisition, LLC) 42 Mt. Ebo Road South Brewster, New York 10509	Materion Large Area Coatings LLC (f/k/a Techni-Met, LLC) 30 East Newberry Rd. Bloomfield, Connecticut 06002

Materion Precision Optics and Thin Film Coatings LLC (f/k/a Thin Film Technology, Inc.) 153 Industrial Way Buellton, CA 93427	Cerac, inc. (a Materion Advanced Materials Technologies and Services site) 404-407 N. 13th St. and 1316 W. St. Paul St. Milwaukee, Wisconsin 53233

Materion Technologies Inc. (f/k/a Zentrix Technologies Inc.) Newburyport Industrial Park 22 Graf Road Newburyport, Massachusetts 01950	Materion Advanced Materials Technologies and Services Inc. (f/k/a Williams Advanced Materials Inc.) 3500 Thomas Rd, Suite C Santa Clara, California 95054

Materion Brush Inc. (f/ka/ Brush Wellman Inc.) 14710 W. Portage River South Rd. Elmore, Ohio 43416-9502	Materion Brush Inc. (f/ka/ Brush Wellman Inc.) 27555 College Park Drive Warren, Michigan 48088

Materion Advanced Materials Technologies and Services Corp. (f/k/a Academy Corporation) 6905 Washington Avenue NE Albuquerque, New Mexico 87109	Materion Advanced Materials Technologies and Services Corp. (f/k/a Academy Corporation) 5531 Midway Park Place NE Albuquerque, New Mexico 87109

Materion Advanced Materials Technologies and Services Corp. (f/k/a Academy Corporation) 5520 Midway Park Place NE Albuquerque, New Mexico 87109	Materion Advanced Materials Technologies and Services Corp. (f/k/a Academy Corporation) 5941 Midway Park Place NE Albuquerque, New Mexico 87109

Materion Advanced Materials Technologies and Services LLC (f/k/a Academy Gallup, LLC) 1257 North Highway 491 Gallup, New Mexico 87301

Approved Foreign Locations

Materion Advanced Materials	Materion Czech S.R.O. (f/k/a OMC
Technologies and Services Far East	Scientific, Czech S.R.O)
Pte. Ltd. (f/k/a Williams Advanced Materials Far East PTE Ltd.) 110 Paya Lebar Road #02-01	Prumyslova ul.
Singapore Warehouse	440 01 Louny
Singapore 409009	Czech Republic

Materion Advanced Materials	Seagate
Technologies and Services Far East Pte. Ltd. (f/k/a Williams Advanced Materials Far East PTE Ltd.) 10 Arumugan Rd.	1 Disc Drive
Lion Industrial Bldg.	Springtown Industrial Estate
Singapore Warehouse	Londonderry, Northern Ireland
Singapore 4099957	BT48 OBF United Kingdom

Materion Advanced Materials	Materion Advanced Materials
Technologies and Services Taiwan	Technologies and Services Suzhou Ltd.
Co. Ltd. (f/k/a Williams Advanced	(f/k/a Williams Advanced Materials
Materials Technology Taiwan Co.,	(Suzhou) Ltd.)
Ltd.) No. 19 Zhongxing 1st St.	No. 28, Su Tong Road
Luzhu Shiang, Taoyuan County	Suzhou Industrial Park
Taiwan, ROC	China 215021

Materion Ireland Holdings Limited	Materion Advanced Materials
(f/k/a OMC Scientific Holdings	Technologies and Services Inc. (f/k/a
Limited)	Williams Advanced Materials Inc.) –
Ballysimon Road	Philippines
Limerick, Ireland	Bldg. 8365 Argionaut Highway
Cubi Pt.
Subic Bay Freeport Zone
Philippines 2222

Approved Refiners / Fabricators

Coining of America	Johnson Matthey Limited
280 Midland Avenue	130 Glidden Road
Saddle Brook, New Jersey 07663	Brampton, Ontario, Canada L6W 3M8

Sigmund Cohn Corp.	Johnson Matthey
121 South Columbus Avenue	Orchard Road
Mount Vernon, New York 10553	Royston, Hertfordshire, England SG8 5HE

Sofield Mfg.	Johnson Matthey
2 Main Street	2001 Nolte Drive
Ridgefield Park, New Jersey 07660	West Deptford, New Jersey 08066

NuTec Metal Joining Products	Rohm & Haas Electric Materials LLC
12999 Plaza Drive	272 Buffalo Avenue
Cleveland, Ohio 44193	Freeport, New York 11520

BASF Catalysts, LLC	Sabin Metal Corp.
554 Engelhard Drive	300 Pantigo Place
Seneca, South Carolina 29679	East Hampton, New York 11937

Heraeus Metal Processing, Inc.	Seagate Technology
13429 Alondra Blvd.	7801 Computer Ave.
Santa Fe Springs, California 90670	Bloomington, MN 55435

Marian, Inc.	Marian, Inc.
1011 East Saint Clair Street	2787 South Freeman Road
Indianapolis, Indiana 46202	Monticello, Indiana 47960

Approved Subconsignees and Approved Subconsignee Locations

Honeywell 830 Arapaho Road Richardson, Texas 75081	International Rectifier a Hexfet America Facility 41915 Business Park Drive Temecula, California 92590

Triquint Semiconductor 500 W. Renner Road Richardson, Texas 75083-3938	International Rectifier Cardiff Road Newport South Wales, England NP10 8YJ

Triquint Semiconductor 2300 N.E. Brookwood Pkwy. Hillsboro, Oregon 97124	Hewlett Packard 1055 NE Circle Blvd. Chemical Storage Building Corvallis, OR 97330

Triquint Semiconductor 1818 Highway 441, S Apopka, Florida 32703	PPG Industries 400 Park Drive, Works #6 Carlisle, Pennsylvania 17013

PPG Industries 7400 Central Freeway Wichita Falls, Texas 76306	PPG Industries 4004 Fairview Industrial Drive SE, Works #12 Salem, Oregon 97302

Approved Storage Facility Locations

Materion Advanced Materials Technologies and Services Inc. (f/k/a Williams Advanced Materials Inc.) 2978 Main Street Buffalo, New York 14214	Materion Advanced Materials Technologies and Services Corp. (f/k/a Academy Corporation) 5531 Midway Park Place NE Albuquerque, New Mexico 87109

Materion Advanced Materials Technologies and Services Corp. (f/k/a Academy Corporation) 6905 Washington Avenue NE Albuquerque, New Mexico 87109	Materion Advanced Materials Technologies and Services Corp. (f/k/a Academy Corporation) 5941 Midway Park Place NE Albuquerque, New Mexico 87109